UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

LIFE ON EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55464	46-2552550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1345 6th Ave. 2nd Floor New York, NY 10105

(Address of principal executive offices) (zip code)

(646) 844-9897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. X

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 17, 2021, we entered into a Stock Purchase Agreement (the “Agreement”) with CareClix Holdings, Inc., a Florida corporation (“SOLI”). On December 31, 2031, under the terms of a Management Operating Agreement, we agreed to a partial closing of the transaction set forth in the SPA (the “Transaction”) with the final closing to occur on the effectiveness of a registration statement for the shares to be issued as part of the consideration.

In the partial closing, we acquired 100% ownership of the operating subsidiaries of SOLI, which include CareClix, Inc., a Virginia corporation, CareClix Services, Inc., a Florida corporation, MyCareClix, Inc., a Florida corporation, and CareClix RPM, Inc., a Florida corporation (collectively, the “CareClix Group”). In exchange for ownership of the CareClix Group, we will issue the following securities to the common shareholders of SOLI:

50,000,000 shares of our common stock; and shares of a new class of preferred stock to be designated as Series E Preferred Stock. The shares of Series E Preferred stock to be designated and issued to the shareholders of CareClix shall be up to approximately 2,100,000 Series E Preferred shares with a convertibility ratio, under the current share structure, of 100 to 1 into our shares of common stock with conversion occurring automatically when our Articles of Incorporation have been amended to authorize sufficient common shares for the conversion.

4,000,000 shares of our Series A Preferred Stock, over a period of time, to Mr. Charles Scott, the Chairman and majority shareholder of SOLI, with 2,500,000 shares issued at the December 31, 2021 partial closing, 600,000 shares to be issued 45 days after closing, and 900,000 shares to be issued 90 days after closing. Shares of our Series A Preferred Stock, which are not convertible and do not receive dividends, are entitled to cast 50 votes per share on all matters submitted to the vote or consent of our shareholders.

Upon the final closing of the Transaction, the former shareholders of SOLI will hold approximately seventy percent of our issued and outstanding common equity on a fully diluted basis and will hold the majority of our total shareholder voting power.

The final closing of the Transaction is subject to the effectiveness of a registration statement on Form S-4 to be filed registering the issuance of our shares of common stock and shares of Series E Preferred Stock to the common shareholders of CareClix. We are undertaking to file the S-4 registration statement, which will be filed as soon as a pending audit of the financial statements of the acquired CareClix companies is completed.

Pending the final Closing, SOLI and LFER will complete the operational changes under the Management Operating Agreement effective December 31, 2021, so that the CareClix Group and LFER can begin acting as a unit pending the effective date of the S-4 registration statement and issuance by LFER of the remainder of the agreed consideration. In the event that the final closing is not completed by May 31, 2022, unless extended by agreement, then the partial closing will be rescinded and the CareClix Group will be returned to SOLI.

Following the final Closing, there will be no affiliation, as shareholder, debtor, creditor or otherwise, between SOLI and LFER

As part of the partial closing of the transaction, 2,500,000 shares of Series A voting preferred stock of LFER were issued to the current majority shareholder of the Company as part of the consideration.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Upon the final closing of the Transaction, the former shareholders of SOLI will hold approximately seventy percent of our issued and outstanding common equity on a fully diluted basis and will hold the majority of our total shareholder voting power.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Transaction, our Board of Directors increased the size of our Board from 4 to 7 members and the following were appointed as additional members of our Board:

Charles O. Scott

Mr. Scott was appointed Chief Executive Officer and Chairman of SOLI on June 21, 2017 and was majority its shareholder. Mr Scott now also has majority voting control of LFER.. Mr. Scott founded Pay Yourself First, Inc. in 2011 and currently serves as the CEO and Chairman. Mr. Scott also serves as an Executive Director of Kramer Stromberg Financial Holdings, a company he founded in 1985. Mr. Scott graduated from the University of Virginia in 1976.

S. John Korangy, MD, MPH, DABR

Board Certified Neuroradiologist. Pioneer in telemedicine. Founder of the CareClix software platform. Has formulated standards and guidelines for the practice of telemedicine and has authored papers on telemedicine and the implementation of virtual health on a global basis. Dr. Korangy speaks nationally about utilizing and deploying virtual health across the practice of medicine. Previously, Dr. Korangy served as Chief Medical Officer for United Radiology Services and served as Department Chairman as well. He has chaired and served on numerous committees in hospitals, medical groups, and medical societies. Dr. Korangy completed his medical degree at the George Washington University where he also obtained a master’s in public health. He completed his medical training at Georgetown University, as well as at the National Institutes of Health. He lives with his family in Potomac, MD.

A third new member will be added to our Board of Directors shortly, as soon as appropriate due diligence and consents are completed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 31, 2021, our board of directors and a majority of the holders of our Series A Preferred Stock approved an amendment to the Certificate of Designation for Series A Preferred Stock increasing the number of authorized shares of Series A Preferred Stock to a total of 5,200,000 shares. The purpose of the amendment was to authorize sufficient shares of Series A Preferred Stock to allow for the issuances required under the SPA with SOLI.

Also on December 31, 2021, our board of directors approved a Certificate of Designation designating 2,500,000 shares as Series E Preferred Stock. After an amendment to our Certificate of Incorporation to increase our authorized common shares to no less than the total number of shares required to allow such conversion, Series E Preferred Stock will convert automatically to common stock at a ratio of 100 shares of common stock for each share of Series E Preferred Stock. Series E Preferred Stock is entitled to vote as-if-converted to common stock on all matters submitted to a vote or consent of our shareholders. Series E Preferred Stock has no special dividend rights and ranks equally with our common stock with respect to rights on liquidation, winding up and dissolution.

 Section 8 - Other Events

Item 8.01 Other Events.

On December 31, 2021, we completed a partial closing of the Transaction set forth in the Stock Purchase Agreement (“SPA”), effective as of December 17, 2022. The initial partial closing of the Transaction with LFER, authorized the transfer of the following subsidiaries of SOLI to LFER effective January 1, 2022:

1)       CareClix Services, Inc, a Florida corporation

2)       CareClix, Inc., a Virginia corporation

3)       MyCareClix Inc., a Florida corporation

4)       CareClix RPM, Inc., a Florida corporation

At the partial closing approved by the Board of Directors and a majority of shareholders of SOLI, SOLI conveyed the four subsidiaries to LFER in consideration for 4,000,000 shares of Series A voting preferred stock of LFER to be issued directly to Charles Scott, majority shareholder of the Company and completion of the remaining conditions to closing in the SPA, and LFER has undertaken to issue directly to SOLI shareholders, (i) 50,000,000 common shares of LFER to certain designated SOLI shareholders, on the basis of one LFER common share for 50,000,000 common shares of SOLI outstanding at Closing and (ii) to other SOLI designated shareholders, one Series E non-voting convertible preferred share of LFER for each 100 common shares of SOLI held by the remaining shareholders of SOLI outstanding at Closing, with convertibility of the Series E preferred shares to equal 100 shares of our common stock for each share of such preferred stock and with conversion occurring automatically when our Articles of Incorporation have been amended to authorize sufficient common shares. We will register the common .and Series E convertible preferred shares to be issued to the SOLI shareholders and the Closing will be completed when that registration statement is declared effective by the SEC. When the final closing has been completed and the Series E preferred shares are converted into our common stock, the net effect will be that each common shareholder of SOLI before the partial closing will have received one share of our common stock for each common share of SOLI outstanding before the Transaction. Mr. Scott, as majority shareholder of SOLI before the partial Closing of the Transaction, will by virtue of the Series A Preferred stock of LFER to be issued to him, be the voting majority shareholder of LFER.

Pending the final Closing, SOLI and LFER will complete the operational changes under a Management Operating Agreement effective December 31, 2021, so that the CareClix subsidiaries and LFER can begin acting as a unit pending the effective date of the S-4 registration statement and issuance by LFER of the balance of the agreed consideration.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

9(a) Financial statements of businesses or funds acquired. The financial statements of the four CareClix subsidiaries included in the Transaction have been restated to a fiscal year ending May 31 from their calendar year reporting to conform to the fiscal year of LFER and are being audited for the fiscal years ended May 31 2019, 2020 and 2021. These audited financial statements will be included in our Form S-4 to be filed to complete the transaction and in a Current Report on Form 8-K to be filed following the complete closing of the transaction on the effectiveness of our Form S-4.

9(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation for Series A Preferred Stock
3.2	Certificate of Designation for Series E Preferred Stock
10.1	Management Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022	LIFE ON EARTH, INC.

	By:	/s/ Mahmood Khan
	Name:	Mahmood Khan
	Title:	Chief Executive Officer